EX 99.28(h)(24)

Amendment to the
Amended and Restated Sub –Administration and
Fund Accounting Services Agreement Between
Curian Capital, LLC and Jackson Fund Services

    This Amendment is made by and between Curian Capital, LLC, a Michigan limited liability company (“Curian” or “Administrator”), and Jackson Fund Services (“JFS” or “Sub-Administrator”), a division of Jackson National Asset Management, LLC, a limited liability company organized under the laws of the State of Michigan.

    Whereas, the Administrator and Sub-Administrator entered into an Amended and Restated Sub-Administration and Fund Accounting Services Agreement dated October 1, 2012 (“Agreement”).

    Whereas, under the terms of the Agreement, Curian appointed JFS to provide fund accounting and administrative services to the Funds of Curian Variable Series Trust, as set forth on Exhibit B of the Agreement.

    Whereas, the parties have agreed to amend Exhibit B of the Agreement to add the following new Funds (“New Funds”), and to amend the names of the following Funds (“Fund Name Changes”):

New Funds (effective April 29, 2013)

1)	Curian Guidance – Interest Rate Opportunities Fund;
2)	Curian Guidance – Multi-Strategy Income Fund;
3)	Curian Guidance – Growth Fund;
4)	Curian Guidance – Institutional Alt 100 Conservative Fund;
5)	Curian Guidance – Institutional Alt 100 Growth Fund;
6)	Curian Guidance – International Opportunities Conservative Fund;
7)	Curian Guidance – International Opportunities Moderate Fund;
8)	Curian Guidance – International Opportunities Growth Fund;
9)	Curian Guidance – Real Assets Fund;
10)	Curian/Aberdeen Latin America Fund;
11)	Curian/Ashmore Emerging Market Small Cap Equity Fund;
12)	Curian/Baring International Fixed Income Fund;
13)	Curian/BlackRock Global Long Short Credit Fund;
14)	Curian/Eaton Vance Global Macro Absolute Return Advantage Fund;
15)	Curian/Lazard International Strategic Equity Fund;
16)	Curian Long Short Credit Fund;
17)	Curian/Schroder Emerging Europe Fund;
18)	Curian/UBS Global Long Short Income Opportunities Fund; and
19)	Curian/Urdang International REIT Fund.

Fund Name Changes (effective April 29, 2013)

1)	From: Curian Guidance – Maximize Income Fund
To: Curian Guidance – Conservative Fund;
2)	From: Curian Guidance – Balanced Income Fund
To: Curian Guidance – Moderate Fund;
3)	From: Curian Guidance – Rising Income Fund
To: Curian Guidance – Equity Income Fund;
4)	From: Curian Guidance – Institutional Alt 100 Fund
To: Curian Guidance – Institutional Alt 100 Moderate Fund; and
5)	From: Curian Dynamic Risk Advantage – Aggressive Fund
To: Curian Dynamic Risk Advantage – Growth Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Exhibit B to the Agreement is hereby deleted and replaced in its entirety with Exhibit B attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

    In Witness Whereof, the parties have caused this Amendment to be executed as of February 12, 2013, effective as of April 29, 2013.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Attest:	Curian Capital LLC

/s/ Bonnie Howe	By:	/s/ Michael A. Bell
	Name:	Michael A. Bell
	Title:	President and Chief Executive Officer

Attest:	Jackson Fund Services, a division of Jackson National Asset Management, LLC

/s/ Kallie L. Thomas	By:	/s/ Mark D. Nerud
	Name:	Mark D. Nerud
	Title:	President and CEO

Exhibit B

List of Funds as of April 29, 2013

Curian Guidance – Interest Rate Opportunities Fund
Curian Guidance – Multi-Strategy Income Fund
Curian Guidance – Equity Income Fund
Curian Guidance – Conservative Fund
Curian Guidance – Moderate Fund
Curian Guidance – Growth Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Conservative Fund
Curian Guidance – Institutional Alt 100 Moderate Fund
Curian Guidance – Institutional Alt 100 Growth Fund
Curian Guidance – International Opportunities Conservative Fund
Curian Guidance – International Opportunities Moderate Fund
Curian Guidance – International Opportunities Growth Fund
Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Growth Fund
Curian Dynamic Risk Advantage – Income Fund
Curian Guidance – Real Assets Fund
Curian/Aberdeen Latin America Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Ashmore Emerging Market Small Cap Equity Fund
Curian/Baring International Fixed Income Fund
Curian/BlackRock Global Long Short Credit Fund
Curian/DFA U.S. Micro Cap Fund
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Strategy Fund
Curian/Lazard International Strategic Equity Fund
Curian Long Short Credit Fund
Curian/Neuberger Berman Currency Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/Schroder Emerging Europe Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund
Curian/UBS Global Long Short Income Opportunities Fund
Curian/Urdang International REIT Fund
Curian/Van Eck International Gold Fund

 B-1